                             STANDARD INDUSTRIAL LEASE

Date of Lease:  April 17, 1998

Landlord:  B-K-N Corporation, an Ohio corporation

Tenant: Fix-Corp International, Inc., a Delaware corporation

Premises:      As shown on EXHIBIT "A", which Premises include a parking area and that certain building (the "Building") located at 120
               Northeast 179th Street, North Miami Beach, Florida

Rentable Area of Premises: 65,000 square feet which is stipulated and agreed by the parties.

Commencement Date:  The date Landlord obtains fee simple title to the Premises evidenced by a fully executed Closing Statement. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date.

Expiration Date: 10 years after Commencement Date

Lease Term: 10 years

Base Rent

                -----------------------------------------------------------
                      PERIOD           $/PSF        ANNUAL         MONTHLY
                Entire Lease Term      $4.50     $292,500.00     $24,375.00
                -----------------------------------------------------------
                -----------------------------------------------------------

Security Deposit: $ 48,750.00, payable within 120 days of demand pursuant to the Promissory Note in the form attached hereto as EXHIBIT "D".

Permitted Use of Premises: Manufacture of vertical blinds and plastic pallets in a closed loop injection molding process or any other business purpose provided that such use does not violate any applicable laws or regulations ("Permitted Use")

Tenant's Address for Notices:

     Tenant:   Fix-Corp International, Inc.
     The Premises

Landlord's Address for Notices:

     B-K-N Corporation
     The Spectrum Building, Suite 219
     6060 Rockside Woods Boulevard
     Independence, OH  44131

     With copies to:

     Holland & Knight LLP
     One East Broward Blvd.
     Fort Lauderdale, Florida 33301
     ATTENTION :  Lori R. Hartglass Esq.

Amount of General Comprehensive Liability Insurance: $ 1,850, 000.00

Tenant's Real Estate Broker:       Yeckel and Janus Insurance Agency

Tenant's Real Estate Broker:
                             -------------------------------------------------

Landlord's Real Estate Broker:  Cushman & Wakefield of Florida, Inc.

IF THIS LEASE IS NOT EXECUTED BY LANDLORD AND TENANT ON OR BEFORE APRIL 17, 1998, IT SHALL BE NULL, VOID AND OF NO FORCE AND EFFECT.

               IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease and agree to the attached Lease Terms as of this 17th day of April, 1998.


 WITNESSES:                              "LANDLORD"

    /s/  Alan Curtis                     B-K-N CORPORATION, an Ohio corporation
-----------------------------------

    /s/  A. Flamm                        By:    /s/  S. Darwin Noll
-----------------------------------         -----------------------------------
 (As to Landlord)                             Name:
                                                   ----------------------------
                                              Title:    Chairman
                                                    ---------------------------
                                                                          (SEAL)


 WITNESSES:                              "TENANT"

    /s/  Sherry L. Durst                  FIX-CORP International, Inc., an
-----------------------------------       Delaware corporation

    /s/  Bill Buckholtz                  By:    /s/  Gary M. DeLaurentiis
-----------------------------------         -----------------------------------
 (As to Tenant)                               Name:    Gary M. DeLaurentiis
                                                   ----------------------------
                                              Title:    Vice President
                                                    ---------------------------
                                                                          (SEAL)

                                    LEASE TERMS

     1.   PREMISES

          Landlord leases to Tenant and Tenant leases from Landlord the Premises described herein, and attached hereto as EXHIBIT "A" and by this reference incorporated herein ("Premises"). The Premises is leased and Tenant accepts the Premises in its "as-is" condition. Tenant acknowledges that Landlord has no obligation to repair or improve the Premises or contribute to the cost of same. Notwithstanding the foregoing, Landlord agrees to pay Tenant the amount of any credits designated for maintenance and repair of the Building, which Landlord receives from the Seller of the Premises ("Seller") at the time of Landlord's purchase of the Property. Tenant agrees to immediately perform all such repairs and maintenance not performed by Seller and described in the Purchase and Sale Agreement between Seller and Landlord. It is hereby agreed by both parties that security of the Premises is the sole responsibility of the Tenant and that the Landlord has no liability for breach of security to the Premises.

     2.   RENT

          A. RENT. Commencing with the ninth month of the Lease Term, and until the Expiration Date, Tenant will pay as the base rent for the Premises ("Base Rent") the amounts set forth above, with same being payable without demand, setoff or deduction, in advance, on or before the first day of each month, in equal monthly installments of the amounts set forth above plus applicable sales and other such taxes as are now or later enacted. Base Rent also includes all non-controllable expenses for the Premises, except that all non-controllable expenses shall be paid when due, commencing with the Commencement Date, through the Expiration Date. Non-controllable expenses means real estate taxes and assessments, insurance costs, utility costs and any other costs regarding the Premises. The term "Rent" shall refer collectively to Base Rent and Additional Rent. The term "Additional Rent" is sometimes used herein to refer to any and all other sums payable by Tenant hereunder. Any Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

          B. LATE CHARGE. Tenant covenants and agrees to pay a liquidated late charge in the amount of ten percent (10%) of the amount due for any payment not paid within 3 days of its due date.

     3.   SECURITY DEPOSIT

          Tenant, concurrently with the execution of this Lease, has delivered to Landlord a Promissory Note for the Security Deposit in the form attached hereto as EXHIBIT "D". If Tenant fails to faithfully perform the terms and conditions of this Lease, Landlord, at Landlord's option, may at any time apply the Security Deposit or any part thereof toward the payment of the Rent and/or Additional Rent and/or toward the performance of Tenant's obligations under this Lease; in such event, within five (5) days after notice, Tenant will deposit with Landlord cash sufficient to restore the Security Deposit to its original amount. The Security Deposit is not liquidated damages. Landlord will return the unused portion of the Security Deposit to Tenant within thirty (30) days after the Expiration Date if Tenant is not in violation of any of the provisions of this Lease. Landlord may (but is not obligated to) exhaust any or all rights and remedies against Tenant before resorting to the Security Deposit. Landlord will not be required to pay Tenant any interest on the Security Deposit nor hold same in a separate account.

     4.   USE

          Tenant will use and occupy the Premises solely for a Permitted Use, as defined herein. Tenant will not commit waste upon the Premises nor suffer or permit the Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises or the Building, which would: (i) violate any law or requirement of public authorities, (ii) annoy or offend other tenants or their patrons or interfere with the normal operations of plumbing or other mechanical or electrical systems of the Building or (iii) constitute a public or private nuisance.

     5.   UTILITY SERVICES

          A. GENERAL. The Tenant shall pay directly all charges for electric, telephone and any other utilities used or consumed in the Premises. If Tenant requires utility services in addition to or in excess of those currently provided to the Premises, Tenant shall pay all costs of bringing such services to the Premises and for the use of such services, but Tenant shall not bring additional utilities or utility services to the Premises without the express written consent of Landlord.

          B. INTERRUPTION OF SERVICES. It is understood and agreed that Landlord does not warrant that any of the services referred to above will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or repairs, alterations or improvements necessary to be made, or by reason of operation of law, or other causes beyond the control of Landlord. No such interruption at discontinuance of service will be deemed an eviction or a disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of Rent or relieve Tenant from the responsibility of performing any of Tenant's obligations under this Lease.

     6.   TENANT'S REPAIRS AND MAINTENANCE

          During the Lease Term, Tenant will repair, maintain, and replace, if necessary, the entire Premises including any equipment outside of and exclusively serving the Premises. Tenant agrees to promptly perform, at Tenant's cost, all repairs, abatement, remediation and improvements to correct all matters, outlined in the inspection report ("Inspection Report") attached as EXHIBIT "B", and in the Phase I ("Phase I") attached as EXHIBIT "C" and undertake to bring the Premises into compliance with all applicable laws and regulations to Landlord's satisfaction.

     7.   TENANT'S ALTERATIONS

          During the Lease Term, Tenant will make no alterations, additions or improvements in or to the Premises of any kind of nature (any and all of such alterations, additions or improvements are collectively referred to in this Lease as the "Alteration(s)"), without the prior written comment of Landlord, which consent shall not be unreasonably withheld. At Landlord's option, Landlord may, at the expiration of the Lease Term, require Tenant, at Tenant's expense, to remove Alterations made by or on behalf of Tenant and to restore the Premises to their original condition.

     8.   ASSIGNMENT AND SUBLETTING

          A. Except as provided below with respect to assignment of this Lease following Tenant's bankruptcy, Tenant will not assign this Lease, nor sublet all of the Premises, nor license concessions or lease departments therein, nor pledge or encumber by mortgage or other instruments its interest in this Lease (each individually and collectively referred to in this Section as a "transfer") without first obtaining the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion, except as provided below. This prohibition includes, without limitation, any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate, partnership or propriety structure. Any transfer to or by a receiver or trustee in any federal or state, bankruptcy, insolvency, or similar proceeding shall be subject to, and in accordance with, the provisions described below. Consent by Landlord to any transfer shall not constitute a waiver of the requirement for such consent to any subsequent transfer.

          B. Landlord shall be entitled to arbitrarily withhold its consent to any transfer described in 8(A) above, unless all of the following conditions are satisfied, in which event, Landlord agrees that it shall not unreasonably withhold its consent to the transfer in question:

                    (i) In Landlord's reasonable judgment, the proposed assignee or subtenant or occupant is engaged in a business or activity, which is a Permitted Use;

                    (ii) The proposed assignee or subtenant or occupant is a reputable person/entity of good character and with sufficient financial worth to meet its obligations under the sublease or lease, and Landlord has been furnished with reasonable proof thereof;

                    (iii) The form of the proposed sublease or instrument of assignment or occupancy shall be reasonably satisfactory to Landlord, and shall comply with the applicable provisions of this Paragraph; and

                    (iv) The proposed subtenant or assignee or occupant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the State of Florida.

                    (v) Such transferee shall assume in writing, in a form acceptable to Landlord, all of Tenant's obligations hereunder and Tenant shall provide Landlord with a copy of such assumption/transfer document;

                    (vi) Tenant to which the Premises were initially leased shall continue to remain liable under this Lease for the performance of all terms, including but not limited to, payment of Rent due under this Lease; and

                    (vii) Tenant shall give notice of a requested transfer to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 60 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report and (d) such other information as Landlord may reasonably request.

          C. Notwithstanding anything contained herein to the contrary, Tenant may sublease portions of the Premises pursuant to commercially reasonable subleases and uses which are not prejudicial to Landlord, with the consent of Landlord, which consent shall not be unreasonably withheld.

     9.   TENANT'S INSURANCE COVERAGE

          A. GENERAL. Tenant agrees that, at all times during the Lease Term (as well as prior and subsequent thereto if Tenant or any of Tenant's Agents should then use or occupy any portion of the Premises), it will keep in force, with an insurance, company licensed to do business in the State of Florida, and at least A-rated in the most current edition of Best's Insurance Reports and acceptable to Landlord, (i) without deductible, comprehensive general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability as referred to below, in the amount of not less than the amount set forth at the beginning of this Lease, combined single limit per occurrence for injury (or death) and damages to property, (ii) with deductible of not more than Five Thousand Dollars ($5,000.00), insurance on an "All Risk or Physical Loss" basis, including sprinkler leakage vandalism, malicious mischief, fire and extended coverage, covering all of the Premises and all improvements to the Premises, fixtures, furnishings, removable floor coverings, equipment, signs and all other decoration or stock in trade, in the amounts of not less than the full replacement value thereof, and (iii) workmen's compensation and employer's liability insurance, if required by statute. Such policies will: (i) include Landlord and such other parties as Landlord may reasonably designate as additional insureds, (ii) be considered primary insurance, (iii) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under paragraphs 12 and 25H, and (v) provide that it may not be cancelled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder. Tenant will also maintain throughout the Lease Term worker's compensation insurance with not less than the maximum statutory limits of coverage.

          B. EVIDENCE. The insurance coverages to be provided by Tenant will be for a period of not less than one year. At least fifteen (15) days prior to the Commencement Date, Tenant will deliver to Landlord original certificates of all such paid-up insurance; thereafter, at least fifteen (15) days prior to the expiration of any policy Tenant will deliver to Landlord such original certificates as will evidence a paid-up renewal or new policy to take the place of the one expiring.

     10.  WAIVER OF RIGHT OF RECOVERY

          Except as provided in paragraphs 6, 12 and 25, neither Landlord nor Tenant shall be liable to the other for any damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this paragraph shall not limit the indemnification for liability to third parties pursuant to Section 12. As used in this paragraph 10, "damage" refers to any loss, destruction or other damage.

     11.  DAMAGE OR DESTRUCTION BY CASUALTY OR EMINENT DOMAIN

          If by fire or other casualty or by eminent domain the Premises are damaged or destroyed, Landlord will have the option of terminating this Lease or any renewal thereof by serving written notice upon Tenant within one hundred and eighty (180) days from the date of the casualty or taking and any prepaid Rent or Additional Rent will be prorated as of the date of the destruction or taking and the unearned portion of such Rent will be refunded to Tenant without interest. If Landlord elects to restore the Premises, all Base Rent paid in advance shall be apportioned as of the date of damage or destruction and all such Base Rent as above described thereafter accruing shall be equitably and proportionately adjusted according to the nature and extent of the destruction or damage, pending substantial completion of rebuilding, restoration or repair. Tenant will have no claim to the condemnation award. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Premises by or on behalf of Tenant, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

     12.  LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION

          A. PERSONAL PROPERTY. All personal property placed or moved into the Building will be at the sole risk of Tenant or other owner. Landlord will not be liable to Tenant or others for any damage to person or property arising from Environmental Defaults, as hereafter defined, theft, vandalism, HVAC malfunction, the bursting or leaking of water pipes, any act or omission of any cotenant or occupant of the Building or of any other person, or otherwise.

          B.   LIMITATIONS.  Notwithstanding any contrary provision of this
Lease: (i) Tenant will look solely (to the "extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord or its successor or of Landlord's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Landlord or such successor or managing agent) and Landlord has no personal liability hereunder of any kind, and (ii) Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under this Lease) will be an action for declaratory judgment and/or specific performance.

          C. INDEMNITY. Tenant agrees to indemnify, defend and hold harmless Landlord and its agents from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees and costs, including appellate proceedings and bankruptcy proceedings, incurred or suffered by Landlord and arising from or in any way connected with the Premises or the use thereof or any acts, omissions, neglect or fault of Tenant or any of Tenant's Agents, including, but not limited to, any breach of this Lease or any death, personal injury or property damage occurring in or about the Premises or the Building or arising from Environmental Defaults, as hereafter defined. Tenant will reimburse Landlord upon request for all costs incurred by Landlord in the interpretation and enforcement of any provisions of this Lease and/or the collection of any sums due to Landlord under this Lease, including collection of agency fees, and reasonable attorneys' fees and costs, regardless of whether litigation is commenced, and through all appellate actions and proceedings, including bankruptcy proceedings, if litigation is commenced. The foregoing claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses shall include but not be limited to any of same arising from Tenant's failure to comply with any of the requirements of Americans with Disabilities Act ("ADA") within the Premises. This indemnification shall survive termination of the Lease.

     13.  COMPLIANCE WITH LAWS AND PROCEDURES

          Tenant, at its sole cost, will promptly comply and promptly cause the Premises and Building to come into compliance with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state, or local origin, applicable to the Premises and the Building, including, but not limited to, Environmental Laws as defined herein and the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq, and Tenant shall indemnify, defend, and hold harmless Landlord from, and against any and all claims, costs, losses, damages, expenses or liability arising from its failure to comply with same.

     14.  RIGHT OF ENTRY

          Upon not less than 24 hours verbal notice to Tenant, Landlord and its agents will have the right to enter the Premises during all reasonable hours to make necessary repairs to the Premises. In the event of an emergency, Landlord or its agents may enter the Premises at any time, without notice, to appraise and correct the emergency condition. Said right of entry will, after reasonable notice, likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord or its agents will have the right to exhibit the Premises at any time to prospective tenants within one hundred and eighty days (180) before the Expiration Date of the Lease.

     15.  DEFAULT

          A. EVENTS OF DEFAULT BY TENANT. If (1) Tenant vacates, abandons or surrenders all or any part of the Premises prior to the Expiration Date, or (2) Tenant fails to fulfill any of the terms or conditions of this Lease or (3) the appointment of a trustee or a receiver to take possession of all or substantially all of Tenant's assets occurs, or if the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, occurs, or (4) Tenant or any of its successors or assigns or any guarantor of this Lease ("Guarantor") should file any voluntary petition in bankruptcy, reorganization or arrangement, or an assignment for the benefit of creditors or for similar relief under any present or future statute, law or regulation relating to relief of debtors, or
(5) Tenant or any of its successors or assigns or any Guarantor should be adjudicated bankrupt or have an involuntary petition in bankruptcy, reorganization or arrangement filed against it, or (6) Tenant shall permit, allow or suffer to exist any lien, judgment, writ, assessment, charge, attachment or execution upon Landlord's or Tenant's interest in this Lease or to the Premises, and/or the fixtures, improvements and furnishings located thereon; then, Tenant shall be in default hereunder.

          B. TENANT'S GRACE PERIODS. If (1) Tenant fails to pay Rent, Additional Rent on the date due or (2) Tenant fails to cure any other default within thirty (30) days after notice from Landlord specifying the nature of such default (unless such default is of a nature that it cannot be completely cured within said thirty (30) day period and steps have been diligently commenced to cure. or remedy it within such thirty (30) day period and are thereafter pursued with reasonable diligence and in good faith, in which case Tenant shall have up to another thirty (30) days to cure), then Landlord shall have such remedies as are provided under this Lease and/or under the laws of the State of Florida.

          C. REPEATED LATE PAYMENT. Regardless of the number of times of Landlord's prior acceptance of late payments and/or late charges, (i) if Landlord notifies Tenant twice in any 6-month period that Base Rent or any Additional Rent has not been paid when due, then any other late payment within such 6-month period shall automatically constitute a default hereunder and (ii) the mere acceptance by Landlord of late payments in the past shall not, regardless of any applicable laws to the contrary, thereafter be deemed to waive Landlord's right to strictly enforce this Lease, including Tenant's obligation to make payment of Rent on the exact day same is due, against Tenant.

          D. LANDLORD'S DEFAULT. If Tenant asserts that Landlord has failed to meet any of its obligations under this Lease, Tenant shall provide written notice ("Notice of Default") to Landlord specifying the alleged failure to perform, and Tenant shall send by certified mail, return receipt requested, a copy of such Notice of Default to any and all mortgage holders, provided the Tenant has been previously advised of the address(es) of such mortgage holder(s). Landlord shall have a thirty (30) day period after receipt of the Notice of Default in which to commence curing any non-performance by Landlord, and Landlord shall have as much time thereafter to complete such cure as is necessary so long as Landlord's cure efforts are diligent and continuous. If Landlord has not begun the cure within thirty (30) days of receipt of the Notice of Default, or Landlord does not thereafter diligently and continuously attempt to cure then Landlord shall be in default under this Lease. If Landlord is in default under this Lease, then the mortgage holder(s) shall have an additional thirty (30) days, after receipt of a second written notice from Tenant, within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary so long as their efforts am diligent and continuous.

     16.  LANDLORD'S REMEDIES FOR TENANT'S DEFAULT

          A. LANDLORDS OPTIONS. If Tenant is in default of this Lease, Landlord may, at its option, in addition to such other remedies as may be available under Florida law:

               (1)  terminate this Lease and Tenant's right of possession; or

               (2) terminate Tenant's right to possession but not the Lease and/or proceed in accordance with any and all provisions of paragraph B below.

          B.   LANDLORD'S REMEDIES.

               (1) Landlord may without further notice reenter the Premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, as well as the legal representative(s) of Tenant and/or other occupant(s) of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end; and/or at Landlord's option,

               (2) All Rent and Additional Rent for the balance of the Term will, at the election of Landlord, be accelerated and the present worth of same for the balance of the Lease Term, net of amounts actually collected by Landlord, shall become immediately due thereupon and be paid, together with all expenses of every nature which Landlord may incur such as (by way of illustration and not limitation) those for attorneys' fees, brokerage, advertising, and refurbishing the Premises in good order or preparing them for re-rental; and/or at Landlord's option,

               (3) Landlord may re-let the Premises or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and may grant concessions or free rent or charge a higher rental than that reserved in this Lease; and/or at Landlord's option,

               (4) Tenant or its legal representative(s) will also pay to Landlord as liquidated damages any deficiency between the Rent and all Additional Rent hereby reserved and/or agreed to be paid and the net amount, if any, of the rents collected on amount of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Lease Term.

          C.   LANDLORD'S REMEDIES IN BANKRUPTCY.

               (1) Anything contained herein to the contrary notwithstanding, if termination of this Lease shall be stayed by order of any court having jurisdiction over any proceeding described in subparagraph A. of this Paragraph, or by federal or state statute, then, following the expiration of any such stay, or if Tenant or Tenant as debtor-in possession or the trustee appointed in any such proceeding (being collectively referred to as "Tenant" only for the purposes of this Paragraph) shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the Court, or if Tenant shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days' notice to Tenant and upon the expiration of said fifteen (15) day period this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Premises as aforesaid. Upon the termination of this Lease as provided above, Landlord, without notice, may re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

               (2) For purposes of the preceding paragraph (1), adequate protection of Landlord's right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease shall include, without limitation, the following requirements:

                    (i) that Tenant comply with all of its obligations under this Lease;

                    (ii) that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately proceeding monthly period, but, in no event, an amount which is less than the aggregate Rent payable for such monthly period;

                    (iii) that Tenant continue to use the Premises in the manner originally required by this Lease;

                    (iv) that Landlord be permitted to supervise the performance of Tenant's obligations under this Lease;

                    (v) that Tenant pay to Landlord within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, an additional security deposit in an amount acceptable to Landlord;

                    (vi) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

                    (vii) that if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant's estate, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurance referred to in Title 11 U.S.C. Section 365(b) (3), as it may be amended, shall be given to Landlord by Tenant no later than fifteen
(15) days after receipt by Tenant of such offer, but in any event no later than thirty (30) days prior to the date that Tenant shall make application to such court for authority and approval to enter into such assignment, and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment to accept, or to cause Landlord's designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of the commission to be paid by such person for the assignment of this Lease; and

                    (viii) that if Tenant assumes this Lease and proposes to assign the same, and Landlord does not exercise its option pursuant to Paragraph
(vii) of this Paragraph, Tenant hereby agrees that:

                           (A)     such assignee shall have a net worth not less
than the net worth of Tenant as of the Commencement Date, or such Tenant's obligations under this Lease shall be unconditionally guaranteed by a person having a net worth equal to Tenant's net worth as of the Commencement Date;

                           (B)     such assignee shall not use the Premises
except subject to all the restrictions contained in this Lease;

                           (C)     such assignee shall assume in writing all of
the terms, covenants and conditions of this Lease including, without limitation, all of such terms, covenants and conditions respecting the Permitted Use and payment of Rent;

                           (D)     such assignee shall indemnify Landlord
against, and pay to Landlord the amount of, any payments which Landlord may be obligated to make to any Mortgagee by virtue of such assignment; and

                           (E)     if such assignee makes any payment to Tenant,
or for Tenant's account, for the right to assume this Lease (including, without limitation, any lump sum payment, installment payment or payment in the nature of rent over and above the Rent payable under this Lease), Tenant shall pay over to Landlord one-half of any such payment.

     17.  LIENS

          A. GENERAL. In accordance with the applicable provisions of the Florida Mechanic's Lien Law and specifically Florida Statutes, Section 713. 10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor making such improvements to the Premises of this provision exculpating Landlord's liability for such liens.

          B. DEFAULT. Notwithstanding the foregoing, if any mechanic's lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents, Tenant will discharge same of record (by statutory bond or otherwise) within ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum.

     18.  NOTICES

          Notices to Tenant under this Lease will be addressed to Tenant and mailed or delivered to the Premises. Notices to Landlord under this Lease (as well as the required copies thereof) will be addressed to Landlord (and its agents) and mailed or delivered to the address set forth above. Notices will be personally delivered or given by registered or certified mail, return receipt requested. As used herein, personal delivery includes delivery by overnight courier. Notices delivered personally will be deemed to have been given as of the date of delivery and notices given by mail will be deemed to have been given forty-eight (48) hours after the time said properly addressed notice is placed in the mail. Each party may change its address from time to time by written notice given to the other as specified above.

     19.  MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION; ATTORNMENT

          Landlord has the unrestricted right to convey, mortgage and refinance the Premises, or any part thereof. Tenant agrees, within seven (7) days after notice, to execute and deliver to Landlord or its mortgagee or designee, such instruments as Landlord or its mortgagee may require, certifying the amount of the Security Deposit and whether this Lease is in full force and effect, and listing any modifications. This estoppel certificate is intended to be for the benefit of Landlord, any purchaser or mortgagee of Landlord, or any purchaser or assignee of Landlord's mortgage. The estoppel certificate will also contain such other information as Landlord or its designee may request. This Lease is and at all times will be subject and subordinate to all present and future mortgages or ground leases which my affect the Premises, and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s), and to all increases and voluntary and involuntary advances made thereunder. If any mortgagee of the Premises comes into possession or ownership of the Premises, or acquires Landlord's interest by foreclosure of the mortgage or otherwise, upon the mortgagee's request Tenant will attorn to the mortgagee. The foregoing will be self-operative and no further instrument of subordination will be required.

     20.  TRANSFER BY LANDLORD

          If Landlord's interest in the Premises terminates by reason of a bona fide sale or other transfer, Landlord will, upon transfer of the Security Deposit to the new owner, thereupon be released from all further liability to Tenant under this Lease.

     21.  SURRENDER OF PREMISES; HOLDING OVER

          A. SURRENDER. Tenant agrees to surrender the Premises to Landlord on the Expiration Date (or sooner termination, of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the commencement of Tenant's occupancy, ordinary wear and tear, and damage by fire and windstorm excepted.

          B. RESTORATION. In all events, Tenant will promptly restore all damage caused in connection with any removal of Tenant's personal property. Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claim of any succeeding tenant.

          C. HOLDOVER. If Tenant shall be in possession of the Premises after the expiration of the Term,, in the absence of any agreement extending the Term, the tenancy under this Lease shall become one from month to month, terminable by either party on thirty (30) days' prior notice, and shall be subject to all of the terms and conditions of this Lease as though the Term had been extended from month to month, except that the Base Rent payable hereunder for each month during said holdover period shall be equal to twice the monthly installment of Base Rent payable during the last month of the Term.

          D. NO SURRENDER. No offer of surrender of the Premises, by delivery to Landlord or its agent of keys to the Premises or otherwise, will be binding on Landlord unless accepted by Landlord, in writing, specifying the effective surrender of the Premises. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combinations of all locks, safes and similar items.
No receipt of money by Landlord from Tenant after the Expiration Date (or sooner termination) shall reinstate, continue or extend the Lease Term, unless Landlord specifically agrees to same in writing signed by Landlord at the time such payment is made by Tenant.

     22.  MANDATORY ARBITRATION.

          ANY CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO, INCLUDING, BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS LEASE, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS LEASE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS LEASE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN MIAMI-DADE COUNTY, FLORIDA, AND ADMINISTERED BY ENDISPUTE, INC., D/B/A/J.M.S./ENDISPUTE WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S./ENDISPUTE IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER THE ARBITRATOR SHALL

ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          B. RESERVATION OF RIGHTS. NOTHING IN THIS LEASE SHALL BE DEEMED TO LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS LEASE OR TO LIMIT THE RIGHT OF LANDLORD TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF. LANDLORD MAY OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS LEASE. THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     23.  QUIET ENJOYMENT

          In accordance with and subject to the terms and provision of this Lease, Landlord warrants that it has full right to execute and to perform under this Lease and to grant the estate demised and that Tenant, upon Tenant's payment of the Rent and performing all of the terms, conditions, covenants, and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full Lease Term.

     24.  ENTIRE AGREEMENT

          This Lease, together with its exhibits fully incorporated into this Lease by this reference, contains the entire agreement between the parties hereto regarding the subject matters referenced herein and supersedes all prior and written agreements between them regarding such matters. This Lease may be modified only by an agreement in writing dated and signed by Landlord and Tenant after the date hereof.

     25.  HAZARDOUS MATERIALS

          A.   REPRESENTATIONS.  Tenant represents, warrants and covenants that
(1) the Premises will not be used for any dangerous, noxious or offensive trade or business and that it will not cause or maintain a public or private nuisance there, (2) it will not bring, suffer, allow, generate, beat, store, use or dispose of Hazardous Substances at the Premises, (3) it shall insure that its operations at all times comply with all Environmental Laws (as hereinafter defined), (4) it shall cause the Premises to come into compliance and shall maintain compliance with all applicable Environmental Laws and (5) Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws.

          B. REPORTING REQUIREMENTS. Tenant warrants that it will promptly deliver to the Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the condition of the Premises or Tenant's operations upon the Premises; (ii) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning the condition of the Premises or its operations on the Premises, including but not limited to copies of permits, licenses, annual filings, registration forms and, (iii) upon the request of Landlord, Tenant shall provide Landlord with evidence of compliance with Environmental Laws.

          C. TERMINATION, CANCELLATION, SURRENDER. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Hazardous Substances and in compliance with all Environmental Laws and to the complete satisfaction of Landlord. Landlord may require at Tenant's sole expense at the end of the term, a clean-site certification, environmental audit or site assessment. Tenant's obligations under paragraphs 6, 13 and paragraph 25 herein extend to any and all Hazardous Substances in, on or under the Premises regardless of source and irrespective of whether the Hazardous Substances pre-dated Tenant's occupancy of the Premises.

          D. ACCESS AND INSPECTION. Landlord shall have the right but not the obligation, at all times during the term of this Lease to (i) enter upon and inspect the Premises, (ii) conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this Article, and (ii) request lists of all Hazardous Substances used, stored or located on the Premises; the cost of all such inspections, tests and investigations to be borne by Tenant. Promptly upon the written request of Landlord, from time to time, Tenant shall provide Landlord, at Tenant's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Landlord to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, cleanup, or removal of any Hazardous Substances found on, under, at, or within the Premises. Tenant will cooperate with Landlord and allow Landlord and Landlord's representatives access to any and all parts of the Premises and to the records of Tenant with respect to the Premises for environmental inspection purposes at any time. In connection therewith, Tenant hereby agrees that Landlord or Landlord's representatives may perform any testing upon or of the Premises that Landlord deems reasonably necessary for the evaluation of environmental risks, costs, or procedures, including soils or other sampling or coring.

          E. VIOLATIONS - ENVIRONMENTAL DEFAULTS. Tenant shall give to Landlord immediate verbal and follow-up written notice of any actual or threatened spills, releases or discharges of Hazardous Substances on the Premises, caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Tenant covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Substances caused by the acts of omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant's sole cost and expense; such investigation, clean up and remediation to be performed to the satisfaction of Landlord and after Tenant has obtained Landlord's written consent. Tenant shall return the Premises to the condition existing prior to the introduction of any such Hazardous Substances. Landlord reserves the right to require the cleanup of Hazardous Substances to levels beyond that required by Environmental Laws.

               (1) In the event of (a) a violation of an Environmental Law, (b) a release, spill or discharge of a Hazardous Substance on or from the Premises, or (c) the discovery of an environmental condition requiring response, or (d) an emergency environmental condition (collectively "Environmental Defaults"), Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the violation release or environmental condition; and in the event Tenant fails to immediately address such violation, release, or environmental condition, or if the Landlord deems it necessary, then Landlord may perform, at Tenant's expense, any lawful actions deemed necessary by Landlord to address or cure to Landlord's satisfaction the violation, release, or environmental condition.

               (2) Landlord has the right, but not the obligation to cure any Environmental Defaults, has the right to suspend some or all of the operations of the Tenant until it has determined to its sole satisfaction that appropriate measures have been taken, and has the right to terminate this Lease upon the occurrence of an Environmental Default.

          F. ADDITIONAL RENT. Any expenses which the Landlord incurs, which are to be at Tenant's expense pursuant to this Article, will be considered Additional Rent under this Lease and shall be paid by Tenant on demand by Landlord.

          G. ASSIGNMENT AND SUBLETTING. Notwithstanding anything to the contrary in this Lease, the Landlord may condition its approval of any assignment or subletting by Tenant to an Assignee or Subtenant that in the sole judgment of the Landlord does not create any additional environmental exposure.

          H. INDEMNIFICATION. Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employee's and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature, known or unknown, contingent or otherwise, which arise out of or in anyway related to (1) Hazardous Substances in, on or under the Premises, (2) the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors during or after the term of this Lease (including, but not limited to, attorneys', consultant, laboratory and expert fees and including without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises and damages arising from any adverse impact on marketing of space), arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of Hazardous Substances on or about the Premises and (3) breach of any condition, obligation or representation under paragraph 25 herein. This indemnification shall survive the termination of the Lease.

          I.   DEFINITIONS.

               (1) "Hazardous Substance" means, (i) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "hazardous material", "hazardous waste", "infectious waste", "toxic substances", "toxic pollutant" of any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and
(iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

               (2) "Environmental Laws" collectively means and includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C. Section 9601, et. seq, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 33 U.S.C. Section 7401, et seq., the Clear Air Act, 42 U.S.C. Section 741, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 1101, et seq., and any so-called "Super Fund" or "Super Lien" law, or any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety.)

          J. RADON. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons, who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     26.  PURCHASE OPTION

          A. GRANT OF OPTION. Landlord grants to Tenant an option to purchase the Premises under the terms set forth herein (the "Option").

          B. PURCHASE PRICE. Tenant shall have the option to purchase the Premises at the fixed price of U.S. $2,127,500.00 cash payable at closing. The total purchase price, adjusted as set forth herein, is payable as follows:

               (1) Tenant shall deposit the sum of Two Hundred Thousand Dollars ($200,000) with Landlord with its written notice of the exercise of the Option (the "Option Deposit").

               (2) At closing, Tenant shall deliver to Landlord (or the designated escrow agent for the closing) the remainder of the purchase price, together with all other funds required from Tenant hereunder, by certified wire transfer.

          Notwithstanding the foregoing, if Landlord obtains a written offer to purchase the Premises during the Exercise Period from a third party unaffiliated with Tenant for a purchase price less than $2,127,500.00 on terms and conditions which Landlord would like to accept, then Landlord shall give Tenant notice ("Landlord's Notice") of the terms and conditions of such proposed sale. If Tenant fails to notify Landlord within three (3) business days from the date of Landlord's Notice that Tenant wishes to purchase the Premises on such terms and conditions, Tenant shall have waived any and all rights it may have under this
paragraph to purchase the Premises.   If Tenant notifies Landlord within three
(3) business days from the date of Landlord's Notice that Tenant accepts such terms and conditions, then Tenant shall be deemed to have exercised its Option hereunder and Tenant shall immediately deliver the Option Deposit to Landlord and otherwise comply with this paragraph.

          C. OPTION TERM. This Option shall commence an the Commencement Date and shall continue until 90 days prior to the expiration of the fifth (5th) year of the Lease Term (the "Exercise Period"). So long as no default exists hereunder, Tenant may exercise its option at any time during the Exercise Period by executing and delivering to Landlord written notice of Tenant's exercise of the Option together with the Option Deposit. If Tenant fails to deliver such notice and Option Deposit to Landlord within the Exercise Period, this Option shall terminate. If after proper exercise of this Option, Tenant defaults in its further obligations under this Paragraph 26, Landlord shall retain the Option Deposit as its exclusive remedy hereunder and this Agreement shall thereafter immediately terminate.

          D. TITLE. Within fifteen (15) days after Tenant's exercise of this Option, Tenant shall obtain at Tenant's cost, a binder or commitment of a reputable title insurance company for a fee title insurance policy in favor of Tenant, which commitment shall be in the standard form customarily used by such title insurance company, shall be in the face amount equal to the purchase price, and shall contain no exceptions other than exceptions to Landlord's title existing on the Commencement Date or created by Tenant's sets or failure to perform its obligations under this Lease. Landlord shall provide affidavits and assurances required by the title insurance company for deleting the mechanics' lien and parties in possession exceptions. Tenant shall have ten (10) days after receipt of the title insurance commitment in which to examine the same and to notify Landlord that title is or is not acceptable, and if not acceptable, to describe the title defects and encumbrances. If the title to the Premises is acceptable, closing shall take place as provided herein. If the title is not acceptable, Landlord shall have a period of time not to exceed sixty (60) days from the delivery of the notice in which to remove the title defects and encumbrances, and Landlord shall in good faith exercise all reasonable diligence and efforts to do so, except that Landlord shall not be obligated to prosecute a quiet title action, or institute any type of legal proceedings, or any defects caused by Tenant. Tenant may waive any title defects and encumbrances not removed within the sixty-day period. When all unwaived title defects and encumbrances have been removed or cured, and Landlord has given Tenant proof thereof within the time specified above or extended, closing shall take place within ten (10) days thereafter. If Landlord does not remove the unwaived title defects and encumbrances after the exercise of all reasonable diligence and efforts to do so within the time specified above or extended, Landlord shall notify Tenant in writing, stating the reasons therefor, and within ten (10) days thereafter Tenant either shall, (1) waive the title defects and encumbrances and proceed with closing or (2) withdraw from the transaction, release Landlord and terminate the obligations of the parties hereunder.

          E. CLOSING. Subject to Landlord's obligation to convey acceptable title, closing shall take place forty-five (45) days after Tenant's exercise of the Option at the law offices of Holland & Knight LLP, One East Broward Boulevard, Fort Lauderdale, Florida 33301, or at such other place as the parties may agree. Tenant shall pay the Florida documentary stamp tax required by law with respect to the deed. Tenant shall pay all real estate taxes accrued during the time of Landlord's ownership of the Premises for the year of closing. Landlord shall convey by special warranty deed in recordable form.

          F. SURVEY. After exercise of the Option, Tenant, at its sole cost, may obtain a survey of the Premises. Any encroachment, setback violation, or other violation shown thereon shall constitute a title defect and shall be subject to the title corrective responsibilities of Landlord as provided in the Section entitled "TITLE".

          G. FIRPTA COMPLIANCE. Landlord represents to Tenant that Landlord is not a "foreign person" as that term is defined in Section 7701 of the Internal Revenue Code of 1954, as amended. Landlord will deliver to Tenant, at closing, an affidavit attesting to that fact and showing Landlord's federal taxpayer identification number.

     27.  MISCELLANEOUS

          A. If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law.

          B. Submission of this Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery by both Landlord and Tenant. Tenant acknowledges that this Lease is specifically conditioned upon Landlord obtaining a fee title interest in the Premises.

          C. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.

          D. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for the agents or brokers specifically set forth above with respect to each Landlord and Tenant. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term.

          E. Neither this Lease nor any memorandum hereof will be recorded by Tenant.

          F. This Lease does not create, nor will Tenant have, any express or implied easement for or other rights to air, light or view over or about the Premises or any part thereof.

          G. Landlord reserves the right, but has no obligation, to use, install, monitor, and repair pipes, ducts and conduits within the walls, columns, and ceilings of the Premises.


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

          H. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease. Accordingly, this Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

          I. Landlord makes no representations (express or implied) concerning the Premises, including but not limited to, (i) the availability or unavailability of licenses, permits or utilities for Tenant's Permitted Use;
(ii) the suitability of the Premises for Tenant's Permitted Use; and (iii) whether the Premises comply with and Tenant's Permitted Use of the Premises are permitted under all applicable laws and regulations, including applicable zoning and land use laws and regulations (including but not limited to parking requirements) and ADA. In all cases, Tenant shall be obligated to comply with applicable laws and regulations and this Lease shall nevertheless remain in full force and effect. Tenant acknowledges and agrees that Tenant is solely responsible for performing all due diligence relating to the Premises, that Tenant is satisfied with the Premises, and Tenant is not relying on any statements or disclosures by Landlord relating to the Premises.

          J. Notwithstanding anything to the contrary in this Lease, if Landlord cannot perform any of its obligations due to events beyond the Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, hurricanes and floods and other acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

          K. Tenant agrees to pay, before delinquency, all taxes assessed during the Lease Term agreement (i) all personal property, trade fixtures, and improvements located in or upon the Premises and (ii) the occupancy interest of Tenant in the Premises.

          L. No waiver of any provision of this Lease by either party will be deemed to imply or constitute a further waiver by such party of the same or any other provision hereof. The rights and remedies of Landlord under this Lease or otherwise are cumulative and are not intended to be exclusive and the use of one will not be taken to exclude or waive the use of another, and Landlord will be entitled to pursue all rights and remedies available to landlords under the laws of the State of Florida. Landlord, in addition to all other rights which it may have under this Lease, hereby expressly reserves all rights in connection with the Building or the Premises not expressly and specifically granted to Tenant under this Lease and Tenant hereby waives all claim for damages, loss, expense, liability, eviction or abatement it has or may have against Landlord on account of Landlord's exercise of its reserved rights.

          M. No receipt of money by Landlord from Tenant at any time, or any act, or thing done by, Landlord or its agent shall be deemed a release of Tenant from any liability whatsoever to pay Rent, Additional Rent, or any other sums due hereunder, unless such release is in writing, subscribed by a duly authorized officer or agent of Landlord and refers expressly to this Section. Any payment by Tenant or receipt by Landlord of less than the entire amount due at such time shall be deemed to be on account of the earliest sum due. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction. In the case of such a partial payment or endorsement, Landlord may accept such payment, check or letter without prejudice to its right to collect all remaining sums due and pursue all of its remedies under the Lease.


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